EXHIBIT 99.4


                               SECURITY AGREEMENT


        SECURITY AGREEMENT dated October 1, 1996 made by the Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 23(b)) (such Persons so listed and the Additional Grantors being, collectively, the "Grantors") to BANQUE NATIONALE DE PARIS ("BNP"), as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

        PRELIMINARY STATEMENTS.

        (1) MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), has entered into a Credit Agreement dated as of October 1, 1996 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"), with BNP, as Administrative Agent, NationsBank as Documentation Agent and the Lender Parties party thereto. Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

        (2) It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement that each Grantor shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

        (3) Each Grantor is the owner of the shares of stock set forth opposite such Grantor's name in Part I of Schedule I hereto and issued by the corporations indicated therein and of the indebtedness set forth opposite such Grantor's name in Part II of Schedule I hereto and issued by the obligors indicated therein.

        (4) The Borrower has opened a non-interest bearing cash collateral account (the "Asset Sale Blocked Account") with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 202506-001-48, in the name of the Borrower but under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

        (5) The Borrower has opened a non-interest bearing cash collateral account (the "L/C Cash Collateral Account") with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 200875-001-77, in the name of the Borrower but under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

        (6) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

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        NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and to issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Bank Hedge Agreements with the Borrower from time to time, each Grantor hereby agrees with the Administrative Agent for the ratable benefit of the Secured Parties as follows:

        SECTION 1. Grant of Security. Each Grantor hereby assigns and pledges to the Administrative Agent for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in, the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located and whether now or hereafter existing (the "Collateral"):

        (a) All of the following (the "Security Collateral"):

                (i) the shares of stock set forth opposite such Grantor's name in Part I of Schedule I hereto and issued by the corporations indicated therein (collectively referred to herein as the "Initial Pledged Shares", and together with the shares referred to in clause
            (iii) below, the "Pledged Shares"), together with the certificates representing such Initial Pledged Shares and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Initial Pledged Shares;

                (ii) the indebtedness (whether or not evidenced by instruments)
            set forth opposite such Grantor's name in Part II of Schedule I hereto and issued by the obligors indicated therein (collectively referred to herein as the "Initial Pledged Debt", and together with the indebtedness referred to in clause (iv) below, the "Pledged Debt") and the instruments (if any) evidencing such Initial Pledged Debt, all security therefor and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Initial Pledged Debt;

                (iii) all additional shares of stock of any issuer of any
            Initial Pledged Shares or of any other Loan Party or any Subsidiary of any Loan Party or of any other Person from time to time acquired by such Grantor in any manner, and all additional shares of stock of each other Subsidiary of such Grantor to the extent required pursuant to Section 5.01(m) of the Credit Agreement, together with the certificates representing such additional shares and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;



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                (iv) all additional indebtedness from time to time owed to such
            Grantor by any obligor of the Initial Pledged Debt (whether or not evidenced by instruments) and the instruments evidencing such indebtedness (if any), and all additional indebtedness owed to such Grantor by any other obligor to the extent required pursuant to
            Section 5.01(m) of the Credit Agreement, all security therefor and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

                (v) within five days after acquiring or organizing any foreign
            Subsidiary or joint venture or any domestic joint venture, (A) in the case of any foreign Subsidiary or joint venture, 66% of the total outstanding shares or other ownership interests of such Person held by such Grantor and (B) in the case of any domestic joint venture, 100% of the shares or other ownership interests of such Person held by such Grantor;

        (b) All of the following (collectively, the "Account Collateral"):

                (i) the L/C Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account;

                (ii) the Asset Sale Blocked Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Asset Sale Blocked Account;

                (iii) all Blocked Accounts (as hereinafter defined), all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Blocked Accounts;

                (iv) all other deposit accounts of such Grantor, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts;

                (v) all Collateral Investments (as hereinafter defined) from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Investments;

                (vi) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of such Grantor,



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            including, without limitation, those delivered to or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

                (vii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

        (c) All of such Grantor's right, title and interest, in and to all equipment in all of its forms (including, without limitation, (i) all adult and infant ventilators, portable volume ventilators, adult, infant, neonatal and fetal monitors, infant apnea monitors, phototherapy units, pediatric aerosol tents, compressors, infusion and suction pumps and poles, incubators, infant warmers, pulse oximeters, sequential compression devices and all other medical equipment of every kind and nature, and (ii) all machinery, equipment, office machinery, furniture, computers, computer hardware, automotive equipment, trucks and motor vehicles), wherever located, all fixtures and all parts thereof and all accessions and additions thereto, parts and appurtenances thereof, substitutions therefor and replacements thereof (any and all such equipment, fixtures, accessions, additions, parts, appurtenances, substitutions and replacements being the "Equipment");

        (d) All of such Grantor's right, title and interest, in and to all inventory in all of its forms, wherever located (including, but not limited to, (i) all medical equipment and raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture, production or preparation thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed by such Grantor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");

        (e) All of such Grantor's right, title and interest, in and to all accounts, contract rights, chattel paper, instruments, deposit accounts and general intangibles and all other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (including, without limitation, any rights with respect to workers' compensation or other deposits made by such Grantor and any rights to receive tax refunds or other refunds, reimbursements and payments from any federal, state or local government or any political subdivision, agency or instrumentality thereof), and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general

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    intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and obligations, to the extent not referred to in clause (a), (b), (f) or (g) of this Section 1, being the "Receivables", and any and all such leases, security agreements and other contracts being the "Related Contracts");

        (f) All of such Grantor's right, title and interest in and to each of the agreements listed on Schedule II hereto, and each Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, supplemented or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

        (g) All general intangibles of such Grantor (other than general intangibles for moneys due or to become due which are covered by Section 1(e) above, including, without limitation, (i) all partnership, corporate and other interests in and to any Person (other than any Security Collateral), (ii) all governmental permits, licenses (and any subsequent renewals thereof), franchises, registrations, authorizations and approvals and (iii) all trademarks, trade names, trade styles, trade secrets, service marks, logos, copyrights, patents, patent applications and all licenses, license applications, registrations and good will relating to or associated with any of the foregoing (including, without limitation, all such items listed on Schedule 4.01(ii));

        (h) To the extent not otherwise covered above, all of the Borrower's right, title and interest in and to any funds or other property under or pursuant to the 12.125% Indenture, including, without limitation, the Borrower's right to receive monies or U.S. Government Obligations (as defined in the 12.125% Indenture) from the Trustee or the Paying Agent (each such term as defined in the 12.125% Indenture) under or pursuant to the 12.125% Indenture;

        (i) All proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or



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    damage to or otherwise with respect to any of the foregoing Collateral, and
    (ii) cash; and

        (j) With respect to any Alternative Lender, the Collateral shall be limited to all of the foregoing Collateral except for Margin Stock Collateral.

        SECTION 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal (including reimbursement for amounts drawn under Letters of Credit), interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations secured hereby being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations of such Grantor and that would be owed by such Grantor to the Secured Parties under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

        SECTION 3. Grantors Remain Liable. Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        SECTION 4. Delivery of Security Collateral, Account Collateral, Agreement Collateral and Receivables. All certificates or instruments representing or evidencing any Security Collateral, Account Collateral, Agreement Collateral or Receivables (and, to the extent requested by the Administrative Agent, representing or evidencing any other Collateral) shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent; provided, however, that this Section 4 shall not apply to any certificate of title representing automotive equipment, trucks and motor vehicles referred to in
Section 1(c). Upon and after an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to any Grantor, to



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transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Security Collateral and Account Collateral, subject only to the revocable rights specified in Section 14(a). In addition, upon and after an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing the Security Collateral or Account Collateral for certificates or instruments of smaller or larger denominations.

        SECTION 5. Maintaining the L/C Cash Collateral Account and the Asset Sale Blocked Account. (a) So long as any Advance shall remain unpaid, any Letter of Credit or Bank Hedge Agreement shall be outstanding or any Lender Party shall have any Commitment under the Credit Agreement:

        (i) The Borrower will maintain the L/C Cash Collateral Account with BNP.

        (ii) It shall be a term and condition of the L/C Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the L/C Cash Collateral Account, and except as otherwise provided by the provisions of Section 20, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the L/C Cash Collateral Account.

    (b) All Excess Cash from Permitted Asset Sales shall be promptly deposited in the Asset Sale Blocked Account. It shall be a term and condition of the Asset Sale Blocked Account, and except as otherwise provided by the provisions of Section 8 and Section 20, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the Asset Sale Blocked Account, provided, however, that so long as no Default has occurred and is continuing, upon the request of the Borrower, such interest shall be released to the Borrower on the last day of each fiscal quarter.

The L/C Cash Collateral Account and the Asset Sale Blocked Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

        SECTION 6. Maintaining the Blocked Accounts. So long as any Advance shall remain unpaid, any Letter of Credit or Bank Hedge Agreement shall be outstanding or any Lender Party shall have any Commitment under the Credit
Agreement:

        (a) Each Grantor shall, to the extent such Grantor shall have at any time an aggregate amount on deposit in excess of $250,000, maintain blocked deposit accounts



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    ("Blocked Accounts") only with banks ("Blocked Account Banks") that have entered into letter agreements in substantially the form of Exhibit A (or such other form as the Administrative Agent and such Grantor shall agree) with such Grantor and the Administrative Agent ("Blocked Account Letters").

            (b) At the end of each Business Day, the Grantors required to maintain Blocked Accounts pursuant to the foregoing paragraph shall deposit all cash in Blocked Accounts; provided, however, that the provisions of this Section 6(b) shall not apply to (i) the Citibank Account and payments required to be made thereto and (ii) any deposit account held in the name of the Borrower at PNC Bank for miscellaneous cash receipts and payments thereto so long as the aggregate amount on deposit in such accounts shall not exceed $25,000.

            (c) Upon any termination of any Blocked Account Letter or other agreement with respect to the maintenance of a Blocked Account by any Grantor required to maintain any Blocked Account pursuant to Section 6(a) or any Blocked Account Bank, such Grantor shall immediately notify all Obligors that were making payments to such Blocked Account to make all future payments to another Blocked Account. Following the occurrence and during the continuance of an Event of Default, such Grantor agrees to terminate any or all Blocked Accounts and Blocked Account Letters upon request by the Administrative Agent.

        SECTION 7. Investing of Amounts in the L/C Cash Collateral Account and the Asset Sale Blocked Account. If requested by the Borrower, the Administrative Agent will, subject to the provisions of Sections 8 and 20, from time to time
(a) invest amounts on deposit in the L/C Cash Collateral Account and the Asset Sale Blocked Account in such Cash Equivalents in the name of the Administrative Agent or as to which all action required by Section 10 shall have been taken as the Borrower may select and the Administrative Agent may approve and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents in the name of the Administrative Agent or as to which all actions required by Section 10 shall have been taken as the Borrower may select and the Administrative Agent may approve (the Cash Equivalents referred to in clauses (a) and (b) above being collectively "Collateral Investments"). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the L/C Cash Collateral Account or the Asset Sale Blocked Account, as the case may be; provided, however, that so long as no Default has occurred and is continuing, upon the request of the Borrower, such interest deposited and held in the Asset Sale Blocked Account shall be released to the Borrower on the last day of each fiscal quarter.


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        SECTION 8. Release of Amounts. Any amount on deposit in the Asset Sale
Blocked Account shall be released by the Administrative Agent in accordance with the terms and conditions set forth in Section 2.16 of the Credit Agreement.

        SECTION 9. Representations and Warranties. Each Grantor represents and warrants as follows:

            (a) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the liens and security interests created under this Agreement or permitted by the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral (including, without limitation, accounts and general intangibles relating to the Collateral) or listing such Grantor or any of its Subsidiaries or any trade name of such Grantor or any of its Subsidiaries as debtor with respect to Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to the Loan Documents or as permitted by
        Section 5.02(a) of the Credit Agreement.

            (b) The Pledged Shares owned by such Grantor have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt held by such Grantor has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof and is not in default.

            (c) The Initial Pledged Shares owned by such Grantor constitute the percentage of the issued and outstanding shares of stock of the issuers thereof indicated on Schedule I hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor for money borrowed or for the deferred purchase price of property of the issuers thereof.

             (d) On the date hereof and thereafter on the most recent date on which a revised Schedule III is required to be furnished to the Administrative Agent pursuant to Section 11(d), all of the Equipment and Inventory of such Grantor, other than such Equipment and Inventory as has been rented or leased to such Grantor's customers, is located at the places specified in Schedule III hereto. The chief place of business and chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Receivables, and the original copies of each Assigned Agreement and all originals of all Related Contracts and all chattel paper, if any, that evidence Receivables (other than (i) those delivered to the Administrative Agent and (ii) rental contracts located in the ordinary course of business at the Borrower's branch offices), are located at the address set forth on the signature pages hereto beneath such Grantor's name. Such Grantor has delivered to the Administrative Agent the originals of all agreements, certificates or instruments representing or



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        evidencing any Collateral and all security therefor and guaranties thereof, in each case to the extent that the delivery thereof to the Administrative Agent is required under Section 4 above. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that is required to be delivered to the Administrative Agent hereunder and has not been so delivered (other than promissory notes issued to the Borrower with respect to amounts due to the Borrower, in the ordinary course of business on a basis consistent with current practice).

            (e) The Assigned Agreements to which such Grantor is a party, true and complete copies of which have been furnished to each Lender Party, have been duly authorized, executed and delivered by all parties thereto, have not been amended or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no default under any Assigned Agreement to which such Grantor is a party by any party thereto. Each party to any Assigned Agreement to which such Grantor is a party (other than such Grantor) has executed and delivered to such Grantor a consent, in substantially the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Administrative Agent, to the assignment of the Agreement Collateral to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement.

            (f) Such Grantor has no Blocked Accounts or other deposit accounts other than the Blocked Accounts listed on Part I of Schedule V hereto and the other deposit accounts listed on Part II of Schedule V hereto. Each Grantor has instructed all existing Obligors to make all payments to a Blocked Account to the extent required by the terms hereof.

            (g) This Agreement, the pledge of the Security Collateral pursuant hereto and the pledge and assignment of the Account Collateral pursuant hereto create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and perfected security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations of such Grantor, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Such security interest is subject in priority only to
        (i) the lien imposed on the Collateral pursuant to the 12.125% Indenture as in effect on the date of the Initial Extension of Credit, (ii) the existing lien of Meridian Bank on the promissory note issued by Medifac, Inc. to MEDIQ, (iii) the existing lien of Meridian Bank on the promissory note issued by Granary Partners, L.P. to MEDIQ, and (iv) the prior liens permitted under Section 5.02(a) of the Credit Agreement. Upon the release of the liens referred to in the foregoing clauses
        (i), (ii), (iii) and (iv), such security interest shall be a first priority security interest.


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                                       11

            (h) Such Grantor has no trade names except as set forth on Schedule IV hereto; such trade names were adopted in good faith; and, to the best of such Grantor's knowledge, there exist no adverse claims against such trade names as of the Closing Date.

            (i) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required (i) for the grant by such Grantor of the assignment and security interest granted hereby, for the pledge by such Grantor of any Security Collateral hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereunder (including the first priority nature of such pledge, assignment and security interest, except as otherwise permitted), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been duly filed, or (iii) for the exercise by the Administrative Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

            (j) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

            (k) Such Grantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and such Grantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.

        SECTION 10. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that such Grantor believes may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) mark conspicuously (A) each invoice issued in connection with the rental or lease of any Equipment or Inventory, from 60 days after the Initial Extension of Credit, with the following legend: "THIS EQUIPMENT MAY BE SUBJECT TO A SECURITY INTEREST GRANTED TO BANQUE NATIONALE DE PARIS AS



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                                       12

ADMINISTRATIVE AGENT" and (B) each Assigned Agreement of such Grantor included in the Collateral, and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) if any Collateral shall be evidenced by a promissory note or other instrument (other than promissory notes permitted pursuant to Section 5.02(f)(ix) of the Credit Agreement), deliver and pledge to the Administrative Agent for the benefit of the Secured Parties hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent,
(iii) deliver and pledge to the Administrative Agent for the benefit of the Secured Parties hereunder certificates representing the Pledged Shares accompanied by undated stock powers executed in blank and evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under this Agreement has been taken and (iv) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the pledge, assignment and security interests granted or purported to be granted hereunder.

        (b) Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

        (c) Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

        (d) The Borrower will furnish to the Administrative Agent, at any time within six months prior to the fifth anniversary of the date hereof, an opinion of counsel acceptable to the Required Lenders to the effect that all financing or continuation statements have been filed, and all other action has been taken, to perfect and validate continuously from the date hereof the pledge, assignment and security interests granted hereunder (excluding, in the case of perfection, any Collateral in which a security interest may not be perfected by the filing of a financing statement under the Uniform Commercial Code of any jurisdiction).

        SECTION 11. As to Equipment and Inventory. Each Grantor shall:

            (a) On the date hereof and thereafter on the most recent date on which a revised Schedule III is required to be furnished to the Administrative Agent pursuant to Section 11(d), all of the Equipment and Inventory of such Grantor, other than such Equipment and Inventory as has been rented or leased to such Grantor's customers, shall be located at the places specified in Schedule III hereto or at such other places in jurisdictions where all action required by Section 10 shall have been taken with respect to such Equipment and Inventory.

            (b) Cause all of its Equipment and Inventory to be maintained and preserved, as is reasonably required in the conduct of its business, in good working order and condition, excluding (i) ordinary wear and tear and (ii) properties that have become obsolete or no longer fit for their intended purposes, and shall forthwith, or in the case of any loss or damage to any of such Equipment or Inventory as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end.

            (c) Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory; provided, however, that such Grantor shall not be required to pay or discharge any such tax, assessment, charge, levy or claim (x) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, or (y) in respect of which the Lien resulting therefrom, if any, attaches to its property and becomes enforceable against its other creditors, to the extent that the aggregate amount of all such taxes, assessments, charges or claims does not exceed $250,000.

            (d) Furnish to the Administrative Agent, at the same time as the quarterly financial statements are required to be furnished to the Administrative Agent pursuant to Section 5.03(c) of the Credit Agreement, unless no revisions are required, a revised Schedule III specifying each place where the Equipment and Inventory of such Grantor is located excluding such Equipment or Inventory rented or leased to such Grantor's customers. Such revised Schedule III shall be deemed to replace the then existing Schedule III and shall be of full force and effect as of the date of delivery of such Schedule to the Administrative Agent.

            (e) In the event that Equipment and/or Inventory of the Grantors with a book value equal to or greater than 10% of the aggregate book value of all Equipment and Inventory of the Grantors' is relocated, in one move or in a series of moves, from one county to another, furnish within five Business Days after such relocation notice of such relocation to the Administrative Agent (such notice to include the percentage book value of the relocated Equipment and Inventory and the old and new locations of such Equipment and Inventory).

            (f) For each leased location at which at any time Equipment and Inventory of the Grantors with a book value equal to or greater than 10% of the aggregate book value of the Equipment and Inventory is located, use its good faith efforts to furnish at such time to the Administrative Agent a landlord access letter or consent on terms and conditions reasonably acceptable to the Administrative Agent.

        SECTION 12. Insurance. (a) Each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be reasonably satisfactory to the Administrative Agent from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $1,000,000 per occurrence) to be paid directly to the Administrative Agent, except to the extent permitted to be paid to a Grantor pursuant to Section 12(b). Each such policy shall in addition (i) name such Grantor and the Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Administrative Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Administrative Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor,
(iii) provide that there shall be no recourse against the Administrative
Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Administrative Agent by the insurer. Each Grantor shall, if so requested by the Administrative Agent, deliver to the Administrative Agent certificates evidencing such insurance, make the original policies of such insurance reasonably available for inspection by the Administrative Agent and, as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor shall, at the request of the Administrative Agent, duly exercise and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 10 and cause the insurers to acknowledge notice of such assignment.

        (b) Reimbursement under any insurance maintained by any Grantor pursuant to this Section 12 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 12 is not applicable, such Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required or permitted hereunder or by the Credit Agreement to pay or as reimbursement for the cost of such repairs or replacements.

        (c) Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Administrative Agent as specified in Section 20(b).

        SECTION 13. Place of Perfection; Records; Collection of Receivables.
(a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral; and the original copies of the Assigned Agreements of such Grantor, and all originals of all chattel paper which evidences or constitutes Receivables
(other than rental contracts located in the ordinary course of business at the Borrower's branch offices), at the location therefor specified in Section 9(d) or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by Section 10 shall have been taken with respect to the Collateral. Each Grantor will hold and preserve such records, Assigned Agreements and chattel paper and will permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

        (b) Except as otherwise provided in this subsection (b), such Grantor shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and Related Contracts. In connection with such collections, upon and after an Event of Default, such Grantor may take (and, at the Administrative Agent's direction, shall take) such action as such Grantor or the Administrative Agent may deem necessary or advisable to enforce collection of the Receivables and Related Contracts; provided, however, that the Administrative Agent shall have the right upon the occurrence and during the continuance of an Event of Default and upon written notice to the Borrower of its intention to do so, to notify the Obligors under any Receivables or Related Contracts of the assignment of such Receivables or Related Contracts to the Administrative Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables or Related Contracts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables or the Related Contracts shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be applied as provided by the terms of the Credit Agreement and
(ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any obligor thereof, or allow any credit or discount thereon.

        SECTION 14. Voting Rights; Dividends; Etc. (a) So long as no Default under Section 6.01(a) or (f) of the Credit Agreement or Event of Default shall have occurred and be continuing:

            (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that no Grantor shall exercise or refrain from exercising any such right if, in the Administrative Agent's judgment, such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

            (ii) Each Grantor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

                (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral,

        shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Security Collateral except as otherwise required under the Credit Agreement and shall, if received by any Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Administrative Agent as Security Collateral in the same form as so received (with any necessary endorsement).

            (iii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

        (b) Upon the occurrence and during the continuance of any Default under
Section 6.01(a) or (f) of the Credit Agreement or Event of Default:

            (i) All rights of each Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) shall, upon notice to such Grantor by the Administrative Agent, cease, and
        (B) to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to Section 14(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends and interest payments.

            (ii) All dividends and interest payments that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 14(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary endorsement).

        SECTION 15. As to the Assigned Agreements. (a) Each Grantor shall at its expense:

            (i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Administrative Agent; and

            (ii) furnish to the Administrative Agent promptly upon receipt thereof copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Administrative Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Administrative Agent may reasonably request, and (B) upon request of the Administrative Agent make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

        (b) Each Grantor agrees that it shall perform and observe all of the terms and provisions of each Assigned Agreement to be performed or observed by it, maintain each such Assigned Agreement in full force and effect, enforce such Assigned Agreement in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent.

        (c) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Administrative Agent for the ratable benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

        SECTION 16. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it shall not (i) sell, assign (by operation of law or otherwise), lease or otherwise dispose of, or grant any option with respect to, any of the Collateral of such Grantor (other than sales, assignments, options, leases and other dispositions permitted under the terms of the Credit Agreement including, without limitation, Section 5.02(e) of the Credit Agreement) or
(ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor, except for the Liens created under the Collateral Documents or permitted under the Credit Agreement.

        (b) Each Grantor agrees that it shall (i) cause each issuer of the Pledged Shares owned by such Grantor not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of any Pledged Shares.

        SECTION 17. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints for the term that this Agreement is in effect the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

            (a) to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to Section 12,

            (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

            (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) or (b) above, and

            (d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Administrative Agent with respect to any of the Collateral.

        SECTION 18. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, but without any obligation to do so and without further notice, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under
Section 21.

        SECTION 19. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its and the other Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

        SECTION 20. Remedies. If any Event of Default shall have occurred and be continuing:

        (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the New York Uniform Commercial Code as in effect at such time (the "Code"), whether or not the Code applies to the affected Collateral, and also may (i) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent which is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any Grantor under or in connection with the Assigned Agreements, the Receivables and the Related Contracts or otherwise in respect of the Collateral, including, without limitation, any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables and the Related Contracts. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (b) Any cash held by the Administrative Agent as Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 21) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations as permitted or required by the Credit Agreement. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

        (c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement).

        (d) The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the L/C Cash Collateral Account and the Asset Sale Blocked Account or any part thereof.

        SECTION 21. Indemnity and Expenses. (a) Each Grantor agrees to defend, protect, indemnify and hold harmless each Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from such Secured Party's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

        (b) Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or any other Secured Party against such Grantor, or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

        (c) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Grantors contained in this Section 21 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

        SECTION 22. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against such Grantor to enforce this Agreement, irrespective of whether any action is brought against the other Grantors or whether the other Grantors are joined in any such action or actions. All rights of the Administrative Agent and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

        (i) any lack of validity or enforceability of any Loan Document, any Hedge Agreement or any other agreement or instrument relating thereto;

        (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any Hedge Agreement, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any of its Subsidiaries or otherwise;

        (iii) any taking, exchange, release or nonperfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

        (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Borrower or any of its Subsidiaries;

        (v) any change, restructuring or termination of the corporate structure or existence of any Grantor or any of its Subsidiaries; or

        (vi) any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Grantor or a third-party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

        SECTION 23. Amendments; Waivers; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

        (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor, and (ii) the annexes attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I, II, III, IV and V hereto, and the Administrative Agent may attach such annexes as supplements to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant hereto.

        SECTION 24. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and, mailed, telecopied, telegraphed, telexed or delivered to the Borrower or to the Agent, as the case may be, in each case addressed to it at its address specified in the Credit Agreement or, as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 24. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, respectively, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

        SECTION 25. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Collateral and shall
(a) remain in full force and effect until the latest of the cash payment in full of the Secured Obligations, the Termination Date and the termination or expiration of all Bank Hedge Agreements, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement. No Grantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

        SECTION 26. Release and Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Person that owns such Collateral) in accordance with the terms of the Loan Documents (other than sales or rentals of Equipment and Inventory in the ordinary course of business), the Administrative Agent will, at any Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that
(i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certification by the Borrower to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with Section 2.06(b)(ii) of the Credit Agreement shall be paid to, or in accordance with the instructions of, the Administrative Agent at the closing.

        (b) With respect to the sale or other disposition of Equipment or Inventory in the ordinary course of business permitted by the Loan Documents, so long as at the time of such sale no Event of Default shall have occurred and be continuing, such sale or other disposition may be made free from the lien of this Agreement and the other Loan Documents without the necessity of any release from or consent by the Administrative Agent and no purchaser of any such property shall be bound to inquire into any question affecting the right of any Grantor to sell or otherwise dispose of such Equipment or Inventory free from the lien of this Agreement and the Loan Documents.

        (c) In connection with any sale, lease, transfer or other disposition of all or part of the stock of any Discontinued Subsidiary by any Grantor in accordance with the terms of the Loan Documents, so long as no Event of Default shall have occurred and be continuing and the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the such sale, lease, transfer or other disposition, written notice requesting that the certificates held by the Administrative Agent evidencing such stock be delivered to such Grantor, the pledge and assignment of, and security interest in, such stock granted hereby shall be released and such certificates shall be released to such Grantor.

        (d) Upon the latest of the cash payment in full of the Secured Obligations, the Termination Date and the termination or expiration of all Bank Hedge Agreements, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination, the Administrative Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

        SECTION 27. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and leases, letting and licenses of, and contracts and agreements relating to the lease of real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

        SECTION 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 29. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 8 or Article 9 of the Code are used herein as therein defined.

        IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                             MEDIQ/PRN LIFE SUPPORT SERVICES, INC.


                             By  /s/ Jay M. Kaplan
                                 ---------------------------------
                                 Name: Jay M. Kaplan
                                 Title: Senior Vice-President

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer


                             MEDIQ INCORPORATED


                             By  /s/ Michael Sandler
                                 ---------------------------------
                                 Name: Michael Sandler
                                 Title: Senior Vice-President

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer

                              PRN HOLDINGS, INC.


                              By  /s/ Jay M. Kaplan
                                 ---------------------------------
                                  Name: Jay M. Kaplan
                                  Title: Senior Vice-President

                              Address of Chief Executive Office and for Notices:
                              1403 Faulk Road
                              Suite 102
                              Wilmington, DE 19803
                              Attention: Chief Financial Officer


                              MEDIQ INVESTMENT SERVICES, INC.


                              By  /s/ Michael Sandler
                                 ---------------------------------
                                  Name: Michael Sandler
                                  Title: Vice President

                              Address of Chief Executive Office and for Notices:
                              1403 Faulk Road, Suite 102
                              Wilmington, DE 19803
                              Attention: Chief Financial Officer


                              MEDIQ MANAGEMENT SERVICES, INC.


                              By  /s/  Michael Sandler
                                 ---------------------------------
                                 Name: Michael Sandler
                                 Title:  Chief Financial Officer

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer

                             MEDIQ SURGICAL EQUIPMENT SERVICES, INC.


                             By  /s/ Jay M. Kaplan
                                ---------------------------------
                                 Name: Jay M. Kaplan
                                 Title: Senior Vice-President

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer


                              VALUE-MED PRODUCTS, INC.


                              By  /s/ Jay M. Kaplan
                                 ---------------------------------
                                   Name: Jay M. Kaplan
                                   Title:  Treasurer

                              Address of Chief Executive Office and for Notices:
                              One MEDIQ Plaza
                              Pennsauken, NJ 08110
                              Attention: Chief Financial Officer

                                   SCHEDULE 1

Part I:  Initial Pledged Shares

Grantor:  MEDIQ Incorporated

                  MEDIQ Investment Services, Inc.:  100 shares
                                    of common stock, $10 par

                  PRN Holdings, Inc.:  1000 shares of common stock
                                    $.01 par

                  MEDIQ Management Services, Inc.:  100 shares of
                                    common stock, $10 par

                  MEDIQ Mobile X-Ray Services, Inc.:  1000 shares
                                    of common stock, $1 par

                  Health Examinetics, Inc.:  100 shares of common
                                    stock, $10 par

                  MEDIQ Services, Inc.:  100 shares of common stock
                                    $10 par

                  Thera-Kinetics Acquisition Corporation:  1000
                                    shares of common stock, $10 par

                  MEDIQ Imaging Services, Inc.:  100 shares of
                                    common stock, $10 par

                  MEDIQ Diagnostic Centers Inc.:  100 shares of
                                    common stock, $10 par

                  MEDIQ Home Therapy Services of Arizona, Inc.:
                                    100 shares of common stock, $10 par

Grantor: PRN Holdings, Inc.

                  MEDIQ/PRN Life Support Services, Inc.:  10,000
                                    shares of common stock, $.01 par

                  Value-Med Products, Inc.:  100 shares of common
                                    stock, $10 par

Grantor: MEDIQ Investment Services, Inc.

                  PCI Services, Inc.:  2,875,000 shares of common
                                    stock, $.001 par

                  NutraMax Products, Inc.:  1,782,356 shares of
                                    common stock, $.001 par

                  P. I. Corporation:  100 shares of common stock
                                    $10 par

Grantor: MEDIQ/PRN Life Support Services, Inc.

                  MEDIQ Surgical Equipment Services, Inc.:  100
                                   shares of common stock, $10 par

Grantor: MEDIQ Management Services, Inc.

                  Alpha Health Consultants, Inc.:  100 shares of
                                   common stock, $10 par






Part II: Initial Pledged Debt

Grantor: MEDIQ Incorporated

        (1) Non-negotiable Subordinated Note, in the original principal amount of $1,500,000, from Medifac, Inc., dated June 27, 1995;

        (2) Note A, in the original principal amount of $2,500,000 from Granary Partners, L.P., dated June 27, 1995;

        (3) Promissory Note, in the original principal amount of $11,500,000 from Mental Health Management, Inc., dated August 31, 1993.

                                   SCHEDULE II

                               Assigned Agreements


                                      None

                                  SCHEDULE III

                      LOCATIONS OF EQUIPMENT AND INVENTORY

120 Oxmoor Blvd, Ste A, Homewood, AL                                   AL
175 West Oxmoor Rd., Homewood, AL                                      AL
411 A Twain Curve, Montgomery, AL                                      AL

521 South 48th Street, Ste 105, Tempe, AZ 85251                        AZ
305 South Euclid, Suite 105, Tucson, AZ                                AZ

13311 Brooks Dr, Ste C,D,E, Baldwin Park, CA                           CA
4230 West Swift, Suites 101-103, Fresno, CA                            CA
15500 Erwin St, Ste 1113, Van Nuys, CA                                 CA
1411 N. Batavia Ave, Stes. 104-106, 2056, 206, Orange, CA              CA
1506 Columbia Ave, Stes 7&8, Riverside, CA                             CA
250 Harris Ave., Suite 1, Sacramento, CA                               CA
4900 Roseville Rd., N. Highlands, CA (Unit #K011 & K012)               CA
5482 Complex St, Ste 109, San Diego, CA                                CA
1121 Regatta Square, Richmond, CA                                      CA
1621 South Main St, Milpitas, CA                                       CA
12317 Telegraph Rd, Santa Fe Springs, CA                               CA
12337 Telegraph Rd, Santa Fe Springs, CA                               CA
13650 E. Imperial Hwy, Units 21, 22 & 1015, SFS, CA                    CA
5063 Borwick Ave., South Gate, CA                                      CA

2275 Waynoka Rd. Suite A, Colorado Spr, CO                             CO
3568 Peona St, Ste 609, Aurora, CO                                     CO

29L Kripes Rd, East Granby, CT                                         CT
1395 South Street, Suffield, CT                                        CT

3728 Phillips Hwy, Ste 216, Jacksonville, FL                           FL
826 Creighton Rd, #B-100-B, Pensacola, FL                              FL
11220 Metro Pkwy, Ste 1, Ft Myers, FL                                  FL
2842 NW 79th Ave, Miami, FL                                            FL
3350 NW 22nd Terrace #700B & 800B, Pompano Beach, FL                   FL
6802 Citicorp Dr #400, Tampa, FL                                       FL
140 Concord Dr., Bldg. G, Space 35 & 40, Casselberry, FL               FL
718 S North Lake, Ste 1016, Altamonte Springs, FL                      FL
9401 NW 106th St., Suites 104 & 105, Medley, FL                        FL
7401 NW 68th St., Miami, FL (Unit #A-7 & A-9)                          FL

4757 S. Cobb Dr., Smyrna, GA (3 units)                                 GA
200 Technology Ct., Suite 1200, Smyrna, GA                             GA
750 Baconsfield Dr #105, Macon, GA                                     GA
1955 Dove St., Macon, GA                                               GA
1780 S. Cobb Dr., Marietta, GA (Unit #C058)                            GA

870 S Capitol St, Iowa City, IA                                        IA

1110 N. Cole Rd., Boise, ID                                            ID

330 NE Perry Ave., Peoria, IL                                          IL
655 W Grand Ave, #170, Elmhurst, IL                                    IL
0 South 680, Route 83, Oakbrook Terrace, IL                            IL
224 William St., Bensenville, IL                                       IL

7918 Zionsville Rd, Indianapolis, IN                                   IN
6888 N. Michigan, Indianapolis, IN  (Unit #M05)                        IN

409 Pattie Ave, Wichita, KS                                            KS
1306 Adams, Kansas City, KS                                            KS

10900 Plantside Dr.-C, Louisville, KY                                  KY

5605 Salman St, Harahan, LA                                            LA
5100 Interstate Circle Dr., Suite 1, Shreveport, LA                    LA

72 Rowe St, Suite A, Auburndale, MA                                    MA
195 Bear Hill Rd., Waltham, MA  (Unit #B-16)                           MA

2600 Cabover Dr, Ste L-M, Hanover, MD                                  MD

44353 Plymouth Oaks Blvd., Plymouth, MI                                MI
48200 West Road, Wixom, MI                                             MI
48200 West Rd., Wixom, MI (Unit #515)                                  MI

1301 Corporate Center Dr., Suite 117, Eagan, MN                        MN
5350 Industrial Blvd., #7141, Fridley, MN (three units)                MN

1248 Hanley Industrial Court, Brentwood, MO                            MO

2001 Airport Rd., #105, Flowood, MS                                    MS

2500 Gateway Center Blvd, Ste 650, Morrisville, NC                     NC
Unit 19, Morrisville, NC                                               NC
Morrisville, NC (Unit #7)                                              NC

258 North 76th St., Omaha, NE                                          NE

One MEDIQ Plaza, Pennsauken, NJ                                        NJ
248 Cox Street, Roselle, NJ                                            NJ
9000 Commerce Pwy, Suite C, Mt. Laurel, NJ                             NJ
601 South Avenue, Cranford, NJ                                         NJ

5344 Pan American Fwy, Albuquerque, NM                                 NM

6000 S. Eastern Ave, #14J, Las Vegas, NV                               NV
10435 Palms Airport Dr, Las Vegas, NV                                  NV
6875 Paradise Rd, Las Vegas, NV                                        NV

130 Commercial St, Plainview, NY                                       NY
201 64th St., Brooklyn, NY (Unit #1145 and 1151)                       NY
110 No. Main St., Port Chester, NY                                     NY

6145 Scherers Place, Suite A, Dublin, OH                               OH
6405 Old Avery Rd., Unit 812, Amlin, OH                                OH
9903 Royalton Rd., North Royalton, OH (Unit #0812, 0814)               OH
380 Ken-Mark Ind. Pkwy, Broadview Hts, OH                              OH
2144 Schappele Lane, Cincinnati, OH                                    OH

4422 S. W. 34th St., Oklahoma City, OK                                 OK
5415 S. 125th East Ave., Ste 203, Tulsa, OK                            OK

6807 NE 79th Court #5, Portland, OR                                    OR
1202 SE 82nd Ave., Portland, OR                                        OR

517 Parkway View Dr., Pittsburgh, PA                                   PA
1929 Lincoln Highway East, Lancaster, PA                               PA

4295 Cromwell Rd, Suite 207, Chattanooga, TN                           TN

7537 South Freeway, Houston, TX                                        TX
5407 Bandera Rd, #117, San Antonio, TX                                 TX
4801 Frankford Ave, Unit D, Lubbock, TX                                TX
9419 Buffalo Speedway, Houston, TX (Unit #F39/56)                      TX
8101 Cameron Rd., Suite 306, Austin, TX                                TX
Redelco Plaza, 9 & 10, 1920 Duvall, Harlingen, TX                      TX
7365 Remcon, B204 & B205, El Paso, TX                                  TX
2100 No Hwy 360, Ste. 800, Grand Prarie, TX                            TX
2100 No Hwy 360, Ste. 802, Grand Prarie, TX                            TX
720 Memorial Highway, Nederland, TX                                    TX

2265 South 1300 West, Suite C, SLC, UT                                 UT
2265 South 1300 West, Suite C, SLC, UT                                 UT

5729 South Labumum Ave, Richmond, VA                                   VA
3801 Williamsburg Rd., Richmond, VA (Unit #C-15)                       VA
734 Middleground Blvd, Ste D, Newport News, VA                         VA

3425 S. 116th St., Suite 101, Seattle, WA                              WA
2648 15th Ave W, Units A21 & A28, Seattle, WA                          WA
109 S. Scott, Units C-4 & 5, Spokane, WA                               WA

2217 Industrial Dr, Monona, WI                                         WI
2233 South Stoughton Rd., Madison, WI                                  WI
N8 W22350 Johnson Rd, Ste A7, Waukesha, WI                             WI
W220N515 Springdale Rd., Pewaukee, WI                                  WI

                                   SCHEDULE IV

                                   Trade Names


CAMP
Telstar
Trackstar
MEDIQ/PRN
MEDIQ
MEDIQ Care Units
Value-Med
Criticare Hospital Services
MEDIQ Consulting Group
MEDIQ Healthcare Resources

                                   SCHEDULE V

                    Blocked Accounts and Other Bank Accounts


1.       MEDIQ Incorporated

         o  Summit Bank
                  Operating Account (Account No. 345004469)**

2.       MEDIQ Management Services, Inc.

         o  Mellon Bank, N.A.
                  Operating Account (Account No. 2-820-933)**
                  Payroll Account (Account No. 2-949-493)**
                  Payroll ACH Prefunding (Account No. 2-834-166)**

3.       MEDIQ/PRN Life Support Services, Inc.

         o  Mellon Bank, N.A.
                  Master Account (Account No. 2-229-870)**
                  Operating Account (Account No. 2-951-135)**
                  Payroll Account (Account No. 2-951-143)**
                  Lockbox Account (Lockbox No. 7777-W0815)**

         o  CoreStates Bank, N.A.
                  Concentration Account (Account No. 00017-03189)**
                  Operating Account (Account No. 00003-23387)**
                  Payroll Account (Account No. 00003-16080)**
                  Lockbox Account - Blocked Account (Account No. 00017-03170)**

         o  Citibank, N.A.
                  Health Account (Account No. 38343762)

         o  PNC Bank (Midlantic Bank)
                  Petty Cash Account (Account No. 1-40672154-6)

         o  Congress Financial Corp.
                  Congress Account


                  **Accounts covered by Blocked Account Agreements.

                                            EXHIBIT A TO THE SECURITY AGREEMENT
                                                 FORM OF BLOCKED ACCOUNT LETTER



                                 October 1, 1996



[Blocked Account Bank Address]

Attn:  [          ]


                                    [Grantor]

Ladies and Gentlemen:

        Reference is made to the deposit accounts listed on the attached
Schedule I into which certain monies, instruments and other properties are deposited from time to time (the "Accounts") maintained with you by [Grantor], a ________ corporation (the "Company"). Pursuant to a Security Agreement dated as of October 1, 1996 (the "Security Agreement"), the Company has granted to Banque Nationale de Paris, as administrative agent (the "Administrative Agent") for the Secured Parties referred to in the Credit Agreement dated as of October 1, 1996 (the "Credit Agreement") with the Company, a security interest in certain property of the Company, including, among other things, the following (the "Account Collateral"): the Accounts, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Accounts, all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral and all proceeds of any and all of the foregoing Account Collateral and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Account Collateral and (ii) cash. It is a condition to the continued maintenance of the Accounts with you that you agree to this letter agreement.

        By signing this letter agreement, you acknowledge notice of the Security Agreement and confirm to the Administrative Agent that you have received no notice of any other pledge or assignment of the Accounts. Further, you hereby agree with the Administrative Agent that:

        (a) Notwithstanding anything to the contrary in any other agreement relating to the Accounts, the Accounts are and will be subject to the terms and conditions of the Security Agreement, will be maintained solely for the benefit of the Administrative Agent, will be entitled "Banque Nationale de Paris, as Administrative

    Agent, Re: [Grantor]" and will be subject to written instructions only from an officer of the Administrative Agent.

        (b) Upon the written request of the Administrative Agent to you, which request shall specify that an "Event of Default" under the Credit Agreement has occurred and is continuing (which writing may be by telex or telecopy and upon which you may conclusively rely, absent manifest error), you shall immediately transfer (at the cost and expense of the Company) subject to your usual deposit terms, all funds then or thereafter deposited in the Accounts by wire transfer into the Administrative Agent's Account at the Federal Reserve Bank of New York, 33 Liberty Street, New York, NY, 10048, ABA No. 026007689, for further credit to Account No. 750420-701-03.

        (c) From and after the date that the Administrative Agent shall have sent to you a written notice (which writing may be by telex or telecopy and upon which you may conclusively rely, absent manifest error) that an "Event of Default" under the Credit Agreement has occurred and until the date, if any, that the Administrative Agent shall have advised you in writing (which writing may be by telex or telecopy and upon which you may conclusively rely, absent manifest error) that no Event of Default is continuing, you shall not honor any withdrawal or transfer from, or any check, draft or other item of payment on, the Accounts, other than any withdrawal, transfer, check, draft or other item made in writing by the Administrative Agent or bearing the written consent of the Administrative Agent, and, to the extent of collected funds in the Accounts, you shall honor each such withdrawal, transfer, check, draft or other item made in writing by the Administrative Agent or bearing the written consent of the Administrative Agent.

        (d) You will follow your usual operating procedures for the handling of the Accounts, including any remittance received in the Accounts that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees, etc.

        (e) You shall furnish to the Administrative Agent, promptly upon the reasonable written request of the Administrative Agent in each instance, all information regarding the Accounts, to the extent the same is provided to the Company, for the period of time specified in such written notice, and the Company hereby authorizes you to furnish same.

        (f) You agree that you will not make, and you hereby waive all of your rights to make, any charge, debit or offset to the Accounts for any reason whatsoever, and waive any and all liens, whether contractual or provided under law, which you may have or hereafter acquire on the Accounts or funds therein, in each case, other than any charge, offset, debit or lien in respect of your customary service charges relating to the Accounts.

        (g) All service charges and fees with respect to the Accounts shall be payable by the Company.

        (h) After the giving of notice referred to in paragraphs (b) and (c) above, the Administrative Agent shall be entitled to exercise any and all rights of the Company in respect of the Accounts, and the undersigned shall comply in all respects with such exercise.

        This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Administrative Agent, the other Secured Parties and their successors, transferees and assigns. You may terminate this letter agreement only upon thirty days' prior written notice to the Company and the Administrative Agent. Upon such termination you shall close the Accounts and transfer all funds in the Accounts to the Administrative Agent's Account specified in paragraph (b) above.

        This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                         Very truly yours,

                                         [GRANTOR]


                                         By
                                            -----------------------------
                                            Name:
                                            Title:


                                         BANQUE NATIONALE DE
                                           PARIS, as Administrative Agent


                                         By
                                            -----------------------------
                                            Title:


                                         By
                                            -----------------------------
                                            Title:

Acknowledged and agreed to as of
the date first above written:

[BLOCKED ACCOUNT BANK NAME]


By
  ---------------------------
   Title:

                         SCHEDULE I TO EXHIBIT A TO THE
                               SECURITY AGREEMENT


                                    Accounts

                                          EXHIBIT B TO THE SECURITY AGREEMENT
                                                FORM OF CONSENT AND AGREEMENT



        The undersigned hereby acknowledges notice of, and consents to the terms and provisions of, the Security Agreement dated October 1, 1996 (the "Security Agreement", the terms defined therein being used herein as therein defined) from MEDIQ/PRN Life Support Services, Inc. (the "Borrower") and certain other parties thereto (together with the Borrower, the "Grantors") to Banque Nationale de Paris as agent (the "Administrative Agent") for the Secured Parties referred to therein, and hereby agrees with the Administrative Agent that:

        (a) Upon written notice from the Administrative Agent, the undersigned will make all payments to be made by it under or in connection with the __________ Agreement dated _______________, 19__ (the "Assigned Agreement") between the undersigned and the Borrower in accordance with the instructions of the Administrative Agent.

        (b) All payments referred to in paragraph (a) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the undersigned will not seek to recover from the Administrative Agent or any Lender for any reason any such payment once made.

        (c) The Administrative Agent shall be entitled to exercise any and all rights and remedies of the Borrower under the Assigned Agreement in accordance with the terms of the Security Agreement, and the undersigned shall comply in all respects with such exercise.

        (d) The undersigned will not, without the prior written consent of the Administrative Agent, (i) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof, [or]
    (ii) amend or otherwise modify the Assigned Agreement [, or (iii) make any prepayment of amounts to become due under or in connection with the Assigned Agreement, except as expressly provided therein].

        This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the other Secured Parties and their successors, transferees and assigns. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.



        IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.

Dated:  _______________, ____            [NAME OF OBLIGOR]

                                         By
                                            -----------------------------
                                             Name:
                                             Title:

                                            EXHIBIT C TO THE SECURITY AGREEMENT
                                          FORM OF SECURITY AGREEMENT SUPPLEMENT



Banque Nationale de Paris, as Administrative Agent under the Credit Agreement referred to below
   [Address]
                                                         [Date]



Attention:



                 Security Agreement dated as of October 1, 1996
                made by MEDIQ/PRN Life Support Services, Inc. and the other Grantors to Banque Nationale de Paris, as Administrative Agent

Ladies and Gentlemen:

        Reference is made to the above-captioned Security Agreement (such Security Agreement, as in effect on the date hereof and as it may hereafter be amended, modified or otherwise supplemented from time to time, being the "Security Agreement"). The terms defined in the Security Agreement (or in the Credit Agreement referred to therein) and not otherwise defined herein are used herein as therein defined.

        The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Security Agreement as if it were an original party thereto and agrees that each reference in the Security Agreement to "Grantor" shall also mean and be a reference to the undersigned.

        The undersigned hereby assigns and pledges to the Administrative Agent for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties as security for the Secured Obligations a lien on and security interest in, all of the right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to the Collateral owned by the undersigned, including, but not limited to, the property listed on Annex I hereto. Schedules I, II, III, IV and V to the Security Agreement are hereby supplemented by Annexes I, II, III, IV and V hereto, respectively. The undersigned hereby certifies that such Annexes have been prepared by the undersigned in substantially the form of Schedules I, II, III, IV and V to the Security Agreement and are accurate and complete as of the date hereof.

        The undersigned hereby makes each representation and warranty set forth in Section 9 of the Security Agreement (as supplemented by the attached Annexes) to the same extent as each other Grantor and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each other Grantor.

        This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                    Very truly yours,

                                    [NAME OF ADDITIONAL
                                      GRANTOR]



                                    By
                                        -----------------------------
                                        Name:
                                        Title:

                                    Address of Chief Executive
                                    Office and for Notices:
                                    [Address]
                                     Attention: Chief Financial Officer